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                                                              Exhibit 10.27

                            CONTENT PROVIDER AGREEMENT

     This Content Provider Agreement ("Agreement") is made this 21st day of July, 1999, by and between ChannelSEEK, Inc., an Indiana corporation ("ChannelSEEK") and Entertainment Boulevard, Inc., a Nevada corporation ("Content Provider").

                                   RECITALS

     1. ChannelSEEK is a global Internet distribution company that offers the most comprehensive guide to web-delivered broadcast media. Content Provider produces and/or distributes broadcast media for delivery over the Internet (the "Content").

     2. Content Provider desires to include its Content in ChannelSEEK's program guide and to access certain other value-added services offered by ChannelSEEK, all in accordance with the terms and conditions of this Agreement. ChannelSEEK is willing to include Content Provider's Content in its program guide and provide other value-added services, all in accordance with the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereby agree as follows:

     1. TERM: The term of this Agreement shall commence on the date hereof and continue until one party shall give the other party notice of its intention to terminate, whereupon this Agreement shall terminate on the date set forth in the notice.

     2. AGREEMENT OF CONTENT PROVIDER: Content Provider agrees that, in consideration of the value-added services to be provided by ChannelSEEK as described in Paragraph 3, below, during the Term, it shall: (a) make its Content available to ChannelSEEK for inclusion at its website; (b) permit ChannelSEEK to have remote access to the Content, in accordance with the technologies and procedures, and subject to the conditions and restrictions, to be agreed upon by the parties; (c) provide information and feedback to ChannelSEEK pertaining to the ChannelSEEK website or any of the value-added services provided by ChannelSEEK; and (d) not permit any Objectionable Materials to be included in the Content. As used herein, the term "Objectionable Material" includes any Content that: (i) is factually inaccurate, misleading, deceptive or otherwise inappropriate; (ii) is not the most current version of such Content available from Content Provider; (iii) infringes or may be perceived as infringing any intellectual property rights of third persons; and (iv) is or may be deemed to be libelous, defamatory, racist, vulgar, abusive, obscene or pornographic or which may violate other civil or criminal laws, including those regulated in the use and distribution of content on the Internet and protection of personal privacy.

     3. AGREEMENT OF CHANNELSEEK: During the Term, ChannelSEEK shall: (a) grant to Content Provider a non-exclusive non-assignable, license to use ChannelSEEK's Event Notification Service ("Remind Me") service; and (b) promote Content through ChannelSEEK's website and through websites maintained by other parties displaying ChannelSEEK Content.

     4. NO REVENUE SHARING/NO LIABILITY: The parties have not entered into and there is no agreement regarding the sharing of revenues of any nature whatsoever, including, without limitation, any advertising revenues. Excepting only pursuant to Paragraph 7 of this Agreement, in no event will either party be liable to the other for any loss, damage, expense or damage of


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any kind whatsoever, direct or indirect, including, without limitation any liability for incidental consequential damages or lost profits. NEITHER PARTY MAKES ANY WARRANTIES OF ANY KIND, WHETHER STATUTORY, WRITTEN, ORAL, EXPRESSED OR IMPLIED (INCLUDING WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY.

     5. INTELLECTUAL PROPERTY OWNERSHIP: Both parties shall retain ownership and control use of their respective marks, copyrights, logos and other proprietary materials and content.

     6. PUBLICITY: Either party may make public announcement regarding the fact of the establishment of the relationship described in this Agreement, subject to the approval of the other party, which approval shall not be unreasonably delayed or withheld.

     7. INDEMNIFICATION BY CONTENT PROVIDER: Content Provider agrees to hold harmless, indemnify and defend ChannelSEEK, its officers, directors and employees from and against any losses, damages, fines, or liability of any nature whatsoever (including without limitation, reasonable attorneys fees and costs) arising out of or relating to any claim that any Content contains Objectionable Material.

     8. NOTICES: All notices to be provided under this Agreement shall be sent to:

     IF TO CHANNELSEEK:                  IF TO CONTENT PROVIDER:
     ChannelSEEK, Inc.                   Entertainment Boulevard, Inc.

     8021 Knue Road, Suite 112           4052 Del Rey Avenue, Suite 108

     Indianapolis, IN 46250              Marina Del Rey, CA 90292

     Phone: 317-585-6111 x. 100          Phone: 310-578-5404

     Fax: 317-585-6112                   Fax: 310-578-6304

     E-mail: TBRITT@CHANNELSEEK.COM      E-mail:stephen@entertainmentblvd.com


     9. MISCELLANEOUS: In the course of performing under this Agreement, each of the parties will operate as, and have the status of, an independent contractor, and will not act as or be an agent, co-venturer, employer or fiduciary of the party. Neither party shall have the right to assign or delegate any obligations under this Agreement without the prior consent of the other. This Agreement shall be governed and construed under, and in accordance with, the laws of the state of Indiana, and constitutes the entire Agreement of the parties with respect to the subject matter hereof, and supersedes any and all prior or contemporaneous, written or oral negotiations, correspondence, understandings or agreements with respect to the subject matter of this Agreement.

     10. PREFERRED PLACEMENT: Given the quality and quantity of the Content Provider's media, ChannelSEEK will, whenever possible, give Content Provider preferred placement within the ChannelSEEK website in the appropriate channel(s). Placement of the Content Provider's logo and links is solely at the discretion of ChannelSEEK and must be approved prior to usage by the Content Provider.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first above written.


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CHANNELSEEK, INC.                        ENTERTAINMENT BOULEVARD, INC.

By: /s/ Thomas Britt                     By: /s/ Stephen Brown
   -----------------------------------      ----------------------------------
Printed: Thomas Britt                    Printed: Stephen Brown
        ------------------------------           -----------------------------
Title: President                         Title: CEO
       -------------------------------         -------------------------------
                 ("ChannelSEEK")                     ("Content Provider")


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